                                                                 RULE 424(B)(3)
                                                             FILE NO. 333-23415
                                                      REPUBLIC INDUSTRIES, INC.

                      SUPPLEMENT NO. 3 DATED JUNE 13, 1997
                       TO PROSPECTUS DATED MARCH 20, 1997

     In order to reflect certain transfers and sales of Common Stock by certain Selling Stockholders, the table of Selling Stockholders in the Selling Stockholders Section of the Prospectus is hereby supplemented as follows:


                                                                  SHARES BENEFICIALLY       SHARES TO BE OFFERED
                                                                     OWNED PRIOR TO           FOR THE SELLING
SELLING STOCKHOLDER                                                   THE OFFERING          STOCKHOLDER'S ACCOUNT
-------------------                                               --------------------      ---------------------
National Car Rental, Inc. .................................              634,454                   634,454
National Car Rental of Oklahoma City, Inc. ................               70,543                    70,543
Dale E. Ritter ............................................               35,271                    35,271
Midwest Car Corporation ...................................              352,499                   352,499
Cline Tucker and Patricia Mack-Tucker .....................               70,543                    70,543
Rodney G. Smith ...........................................              958,692                   958,692
Joseph Lunkes .............................................                6,920                     6,920
Larry A. Ritter and Mary Jane Ritter ......................               35,271                    35,271